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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 27, 2003


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)

           Florida               5 Ridge Road               65-1102237
                               Cos Cob, CT 06807
       (State or other            203-622-1848           (I.R.S. Employer
       jurisdiction of                                  Identification No.)
       incorporation or      (Address of Principal
        organization)          Executive Offices)


                                  203-622-1848
              Registrant's telephone number, including area code:

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Item 2. Acquisition or Disposition of Assets

(a) On February 27, 2003, pursuant a Stock Purchase Agreement of February 14, 2003 with Eugene Cella and CJC Enterprises of New York, Inc, we acquired CJC from Mr. Cella as a wholly owned subsidiary. The purchase price consisted of 100,000 shares of our common stock. Eugene Cella is the brother of Gary Cella, our President. All future references to "Mr. Cella" in this Current Report shall refer to Eugene Cella. The consideration paid by us was negotiated between Mr. Cella and our President and is not necessarily related to any recognized criteria of value.

     CJC opened a retail store under the name "Jazz Audio and Stereo" in Center Moriches, New York on February 17, 2003 which sells and installs automotive stereo systems, security devices and related products. The lease for the store terminates in December 2004. Although Mr. Cella owns and operates two other similar stores using the same name which are also located in Suffolk County, New York, we have no ownership or other interest those two stores.

     In connection with the acquisition, we obtained the limited right to open or franchise additional Jazz Audio and Stereo stores provided that we bear all costs and issue 50,000 shares of our common stock to Mr. Cella for each such additional store. We do not have sufficient funds to bear any costs of opening any additional store.

     Mr. Cella has entered into a ten year employment agreement with CJC which may be terminated by Mr. Cella at any time subsequent to the second year. Pursuant to the agreement, Mr. Cella is only required to devote a portion of his time to CJC. CJC has agreed to purchase inventory from Mr. Cella or a corporation designated by him at prices equal to 105% of the actual cost of Mr. Cella or such corporation.


     Except as described in the following sentence, if the current value, as defined in the Stock Purchase Agreement with Mr. Cella, of the 100,000 shares issued to Mr. Cella is less than $250,000 on the first day that the New York Stock Exchange is open for trading subsequent to February 27, 2004, Mr. Cella will have the right to rescind the transaction. If Mr. Cella informs us that he desires to rescind, we may, however, issue to Mr. Cella securities whose then current value when added to the then current value of the 100,000 shares is not less than $250,000. If we exercise the option to issue such additional securities to Mr. Cella, Mr. Cella's right of rescission will terminate.

     CJC's assets consist primarily of its leased premises, including a garage, fixtures, leasehold improvements, a computer, telephone system, garage doors, neon lights, inventory.

(b) The assets of CJC are being used in connection with its sore as described above. We intend to continue to such use the assets.

Item 7. Financial Statements and Exhibits

(a)(b) We expect to file the required financial statements and information not later than April 29, 2003.

(c)  Exhibit  2.1     Stock  Purchase Agreement of February  14,  2003,  by  and
     between CJC Enterprises of New York, Inc., Eugene Cella and the registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


New England Acquisitions, Inc.

Date: March 07, 2003

/s/ Gary Cella
    _____________________
    Gary Cella, President

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